Exhibit 5.6

SUITE 300, 204 BLACK STREET

WHITEHORSE, YUKON Y1A 2M9

TELEPHONE: 867-668-5252

FAX: 867-668-5251

E-MAIL: lackowicz@yukonlaw.com

IN ASSOCIATION WITH

Reply Attention To: Paul W. Lackowicz
DIRECT E-MAIL:plackowicz@yukonlaw.com
Our File No: 37648

May 11, 2012
Exhibit 5

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO

80120

Dear Sirs/Mesdames:

Re: Form S-3 Registration Statement filed by Thompson Creek Metals Company Inc. (“TCM”)

We have acted as Yukon counsel to Thompson Creek Mining Ltd. (the “Corporation”) in connection with Registration Statement on Form S-3 (File No. 333-170232) (the “Registration Statement”) filed by TCM with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the guarantee by the Corporation (the “Guarantee”) of TCM’s **% Notes due 2019 (the “Notes”) in aggregate principal amount of $200,000,000.00.

The Notes have been issued pursuant to the indenture dated as of May 11, 2012 (the “Base Indenture”), between TCM and Wells Fargo Bank, National Association, as U.S. trustee (the “U.S. Trustee”), as supplemented by the first supplemental indenture thereto, dated as of May 11, 2012 (the “First Supplemental Indenture”), among TCM, the guarantors party thereto (including the Corporation) (the “Guarantors”), and the U.S. Trustee, as supplemented by the second supplemental indenture thereto, dated as of May 11, 20120, among TCM, the Guarantors, the U.S. Trustee and Valiant Trust Company, as Canadian co-trustee (the “Co-Trustee” and, together with the U.S. Trustee, the “Trustees”) (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), and are guaranteed pursuant to the terms of the Indenture and the notation endorsed on the Notes by the Guarantors (the “Guarantees”).

Scope of Review

In connection with the opinions expressed below, we have reviewed electronic or emailed copies of the following:

PAUL W. LACKOWICZ	DEBBIE P. HOFFMAN	GEORGE A. ASQUITH
NORAH E. MOONEY	LORI A. LAVOIE	BRENDA F. SMICHURA-JEROME
MEAGAN LANG

(a)                                  the Registration Statement;

(b)                                 the Indenture;

(c)                                  a Certificate of Status dated May 2, 2012 issued by the Registrar of Corporations under the Business Corporations Act (Yukon) (the “YBCA”);

(d)                                 a Certificate of the Corporate Secretary of the Corporation dated May 7, 2012 certifying:

(i)             copies of the resolutions of the Directors of the Corporation pertaining to, among other things, the registration of the Securities;

(ii)          a copy of the articles and by-laws of the Corporation; and

(iii)       various questions of fact material to this opinion, a copy of which is attached hereto; and

(e)                                  the record book of the Corporation maintained at our office.

Assumptions

In rendering this opinion, we have assumed:

1.                                       The genuineness of all signatures.

2.                                       The authenticity and completeness of all documents submitted to us as originals.

3.                                       The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, electronic or emailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, electronic or emailed or facsimile transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the form submitted to us.

4.                                       The accuracy, completeness and truth of all facts set forth in the Corporation’s record book maintained at our office, or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.

5.                                       The Corporation is a wholly owned subsidiary of TCM.

Qualifications

We have not been directly involved in the preparation of any of the documents pertaining to the transaction. The opinions set forth herein apply only insofar as the laws of Yukon and the federal laws of Canada may be concerned as of the date hereof, and insofar as the laws of any other jurisdiction may be relevant to the opinions herein expressed, we express no opinion thereon.

Opinions

Based and relying on the foregoing, we are of the opinion that:

1.                                       The Corporation is a corporation duly incorporated and existing under the laws of Yukon and is in good standing with respect to the filing of annual returns under the YBCA.

2.                                       The Corporation has the necessary corporate power and capacity to guarantee the Notes pursuant to the terms of the Indenture.

3.                                       The Corporation’s guarantee of the Notes pursuant to the terms of the Indenture has been duly authorized by all necessary corporate action, and the Indenture has been validly authorized, executed and delivered by the Corporation.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto. Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.  In addition, we also consent to Gibson, Dunn & Crutcher LLP relying on this opinion for the purpose of delivering its opinion to the Corporation in connection with the transactions herein described.

Yours very truly,

/s/ LACKOWICZ & HOFFMAN